                                                                   EXHIBIT 10.24

                                STORESONLINE.COM

                        CABLE RESELLER AND MALL AGREEMENT

                                 CABLEREP, INC.


    THIS CABLE RESELLER AND MALL AGREEMENT (the "AGREEMENT") is made and entered into as of the date set forth on the Addendum attached hereto and by this reference made a part hereof (the "ADDENDUM"), between and among STORESONLINE.COM, INC., a California corporation, and NETGATEWAY, a Nevada corporation, on the one hand (collectively, "STORESONLINE"), and the Reseller identified on the Addendum, on the other hand ("RESELLER").

                                 R E C I T A L S

    A. Reseller is an established business entity, engaged in the business of marketing spot advertising time on cable television networks.

    B. StoresOnline is a provider of turnkey electronic commerce services which:
(i) develops, manages, maintains and hosts online electronic shopping malls and
(ii) owns, operates and maintains an Internet storefront-building services package comprised of certain services delivered through StoresOnline's proprietary software, the standard features of which are more particularly described on the Addendum (collectively, the "SERVICES").

    C. The Services are delivered through the Internet and may be made available through a private, branded electronic exchange to be developed for Reseller.

    D. StoresOnline desires to: (i) sell and license the Services to Reseller for Reseller's resale and sublicense to end-user customers or, with the written permission of StoresOnline, to other resellers and (ii) develop, manage, maintain and host one or more on-line malls to be branded around Reseller's name, brand and image (each, a "MALL" and collectively, the "MALLS").

    E. Reseller desires to purchase and license the Services for resale to end-user customers and shall use its unique resources to promote the Services as hereinafter set forth.

                                    AGREEMENT

    NOW, THEREFORE, on the basis of the foregoing recitals, and in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

    1.  SERVICES.

        a. SCOPE OF AGREEMENT. This Agreement covers (i) the purchase, licensing, promotion and sale of the Services and (ii) the design and development of the Malls, all in accordance with the terms and conditions set forth herein and on the Addendum.

        b. LICENSE GRANT; SALE OF SERVICES. StoresOnline grants to Reseller, subject to the terms and conditions of this Agreement, the non-exclusive right and license to resell and sublicense (in the case of software products), the Services to Reseller's end-user customers or, with the written permission of StoresOnline, to other resellers. In the case of software products, Reseller acknowledges that such software is and will remain proprietary to StoresOnline, is copyrighted and that Reseller acquires no right, title or interest in or to any such software by this Agreement. Reseller agrees to sublicense the Services hereunder pursuant to the Standard License Agreement Terms set forth on Exhibit A hereto, and to cause each of its end-user customers or other resellers to sublicense the Services pursuant to such terms, which terms, in the case of a reseller, shall be accepted upon store set-up and, in the case of an end-user customer, shall be accepted as part of the storefront registration process described below. This Agreement sets forth a non-exclusive relationship between the parties. Nothing contained in this Agreement shall be deemed to prevent either party from entering into similar agreements or arrangements with third parties; provided, however, that StoresOnline agrees that, during the Term (as defined below) hereof, it shall not enter into similar agreements or arrangements with parties primarily engaged in the business of broadcast television, broadcast radio, newspaper or magazine business in Reseller's markets where Services have been previously launched pursuant to this Agreement without Reseller's prior written consent, and/or in Reseller's markets designated by Reseller as "Upcoming Launches" on Exhibit "B" hereto (as amended by Reseller as of the end of each quarter during the Term) without first offering to Reseller a right of first refusal to enter into such an arrangement in the same market. The offer to Reseller shall contain the terms and conditions offered by StoresOnline to the other party. Reseller must exercise its right of first refusal within ten (10) days of its receipt of StoresOnline's notice or Reseller's right of first refusal with respect to that market shall be waived; or (iii) enter into an agreement with another company primarily engaged in the cable television business containing more favorable terms than those contained herein, without first notifying Reseller of such intent and offering Reseller the same or better terms and conditions. For purposes of this Section 1.b, "Upcoming Launch" shall mean a Reseller market where Reseller has committed to launching the Services within ninety (90) days of designating such market as an upcoming launch.

        c. PROPRIETARY RIGHTS. The parties hereto expressly agree that the Uniform Resource Locator ("URL") addresses for any Malls developed hereunder shall be registered in the name, and shall be the property, of Reseller. Notwithstanding the foregoing, it is expressly agreed that the ownership and all right, title and interest in and to the Services, the software and components comprising the Services, and any trademark, trade name, patent or copyright relating to the Services is and will remain vested solely in StoresOnline; PROVIDED, HOWEVER, that as permitted by this Agreement, Reseller may use any existing or future trademark, trade name, patent or copyright relating to the Malls and/or the Services, such use to be limited to promoting, selling, installing or maintaining the Malls and/or the Services; and PROVIDED, FURTHER, that as contemplated by this Agreement, the Services may be branded around Reseller's name, brand and image. Reseller shall use commercially reasonable efforts during the term of this Agreement to protect StoresOnline's trademarks, trade names, patents and copyrights, but shall not be required to instigate legal action against third parties for any infringement thereof. Reseller shall notify StoresOnline of any infringement as soon as practicable after becoming aware of any such infringement. Reseller shall not use, directly or indirectly, in whole or in part, StoresOnline's name or any other trade name or trademark that is owned or used by StoresOnline in connection with any product other than StoresOnline's products, without the prior written consent of StoresOnline, which shall not unreasonably be withheld or delayed.

        d. RESELLER BRANDING. It is expressly understood and agreed that the ownership and all right, title and interest in and to any branded name for one or more of the Malls developed hereunder, trademark, trade name, patent or copyright owned by Reseller or any end-user customer hereunder is and will remain vested solely in Reseller or such end-user customer, as applicable; PROVIDED, HOWEVER, that as contemplated by this Agreement, StoresOnline may use any existing or future trademark, trade name, patent or copyright owned by Reseller or such end-user customers, such use to be limited to developing, managing, maintaining and hosting the Malls and/or the Services.

        e. MALL DEVELOPMENT. StoresOnline shall develop, manage, maintain and host the Malls in accordance with the terms and conditions set forth herein and on the Addendum. Reseller agrees and understands that the storefronts of its end-user customers may be placed in one or more electronic malls developed and/or operated by StoresOnline (in addition to the Malls).

        f. DEPLOYMENT. The parties hereto shall launch the first Mall(s) and begin promotion thereof by May 1, 2000. The parties shall launch the Mall(s) and begin promotion thereof into additional homes at such time as Reseller deems appropriate.

    2. TERM OF AGREEMENT. The term of this Agreement shall commence as of the date hereof and continue for an initial one (1) year term. Such term shall thereafter be extended for successive one-year terms, unless either party shall give the other notice of its intent to terminate the Agreement not less than sixty (60) days prior to the expiration of the applicable term. The initial term and any renewal terms are collectively referred to as the "TERM".

        a. Notwithstanding the foregoing, this Agreement may be terminated in accordance with the provisions of Section 10.

        b. Termination of this Agreement shall not relieve either party of any obligations incurred prior to termination, including outstanding delivery and payment obligations and other contractual commitments herein or mutually agreed to from time to time by the parties in writing. The obligations set forth in Sections 3d, 6b, 8, 10a, 12c, 12e, 12f and 12h are expressly intended to survive termination of this Agreement. Upon termination of this Agreement, each party
(i) shall promptly return to the other party all Proprietary Information (as hereinafter defined) as provided in Section 12e hereof; (ii) render a final accounting to the other party of all amounts due and owing hereunder, and any requisite payments in connection therewith, within ninety (90) days of such termination; and (iii) shall cooperate with and provide reasonable assistance to the other party during a transition period of ninety (90) days.

    3.  PRICES AND TAXES.

        a. PRICES FOR SERVICES. Pursuant to the terms of this Agreement, StoresOnline shall be entitled to receive from Reseller: (i) the one-time Store Set-up Fee set forth on the Addendum for each of Reseller's end-user customers which establishes a storefront pursuant hereto; and (ii) the applicable Monthly Base Wholesale Price for Services set forth on the Addendum for each active storefront designated as such by Reseller.

        b. PRICE ADJUSTMENTS FOR SERVICES. The prices for the Services set forth on the Addendum (other than the Retail Prices which are set by Reseller) shall remain effective during the initial one year term of the Agreement. They shall be subject to renegotiation only upon renewal of the initial one-year term of the Agreement; provided, however, that StoresOnline agrees that the renegotiated one-time Store Set-up Fee shall not exceed [REDACTED] per storefront and the renegotiated Monthly Base Wholesale Price for Services shall not exceed [REDACTED] respectively, per storefront, based upon the number of products included in such storefronts (as set forth on the Addendum).

        c. RETAIL PRICES FOR SERVICES. Reseller shall fix the Retail Price(s) to be charged for the Services (which Retail Prices may exceed the Monthly Base Wholesale Price for such Services in such amount as shall be determined by Reseller in its sole discretion).

        d. PRICES FOR MALL DEVELOPMENT; MALL REVENUE SPLIT. All prices for Mall design, development and operation provided hereunder shall be as set forth on the Addendum.

        e. TAXES. All prices for any services or products supplied hereunder are exclusive of any federal, state or local sales, use, excise, AD VALOREM or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of services or products hereunder (collectively, but exclusive of taxes based upon StoresOnline's income, "TAXES"). Reseller or Reseller's customers, as applicable, shall pay any and all such Taxes, or StoresOnline may pay such Taxes for Reseller's account or Reseller's customers' account, in which case Reseller shall be obligated to reimburse StoresOnline for amounts so paid. Any such Taxes which are charged to or payable by StoresOnline will be invoiced to and paid by Reseller in the manner set forth in Section 6 below. In the event that Reseller directly invoices its customers pursuant to Section 6b hereof, Reseller shall be solely responsible for the collection and payment of any such Taxes.

    4. PROMOTION. StoresOnline shall produce two thirty-second television commercials promoting the Malls and the Services that shall be aired only after receiving the prior written consent of Reseller, which consent shall not be unreasonably withheld or delayed. Reseller, at its sole expense, shall cablecast the commercials produced by Storesonline a combined minimum of five hundred times per broadcast month, per broadcast market, in each broadcast market where the Malls have been launched, and shall continue to cablecast such commercials for the Term. In the event that Reseller elects to create additional commercials to promote the Malls and Services, Reseller shall do so at it sole expense and shall receive StoresOnline's written approval of such commercials, which approval shall not be unreasonably withheld or delayed. StoresOnline shall indemnify Reseller in accordance with the terms of Section 8f below for any claims, damages or causes of action arising from television commercials produced by StoresOnline.

    5.  CUSTOMER ACCOUNTS.

        a. CUSTOMER ACCOUNT REGISTRATION PROCESS. The Services provided hereunder include an online or non-electronic registration process that Reseller's customers will use to establish storefront accounts with StoresOnline (the "Accounts"). In order to establish an Account, Reseller's customers must complete the registration process in accordance with the terms set forth by StoresOnline. The general terms and conditions for the use of Accounts shall be posted from time to time on the Mall sites, or in the event that StoresOnline establishes an electronic exchange for Reseller, such information will be posted on Reseller's exchange. The terms and conditions as posted shall, in all events and at all times, be binding upon the Reseller's customers who establish Accounts. The terms and conditions governing such Accounts may be amended from time to time by StoresOnline in its sole discretion upon no less than forty five
(45) days' written notice to Reseller.

        b. CONTINUATION OF CUSTOMER ACCOUNTS. Continuation of each customer Account is subject to the timely payment of the monthly fees associated with such Accounts, and failure to do so shall constitute grounds for StoresOnline to cancel and terminate an Account upon thirty (30) days' written notice and opportunity to cure within such notice period.

        c. USE OF CUSTOMER INFORMATION. The parties hereto agree that the use of end-user customer and shopper data by either party shall be prohibited without the mutual consent of both parties. The manipulation, collection or evaluation of any such data shall be for the internal use and purposes of the parties only. In no event shall such information be resold, leased or otherwise transferred to any third parties. Upon termination of this Agreement, the parties shall cooperate in the use or disposal of all such information. This provision and the restrictions contained herein shall survive termination of this Agreement. At all times, StoresOnline will have posted in a readily accessible area of the site a privacy policy that contains such provisions as StoresOnline and Reseller shall mutually agree and that is binding upon both StoresOnline and Reseller.

    6.  BILLING AND PAYMENT TERMS.

        a. [RESERVED].

        b. DIRECT RESELLER BILLING FOR SERVICES. Reseller shall invoice its customers directly for the Services provided hereunder. Reseller shall remit directly to StoresOnline on a monthly basis all applicable Store Set-up fees and the Monthly Wholesale Retail Price for each active storefront in the Malls as determined by Reseller. All such fees shall be paid net 30 days after the last day of the applicable month, together with a statement setting forth the total amount collected, the amounts payable to StoresOnline and the total amount remitted.

        c. [RESERVED].

        d. BILLING FOR MALL RELATED CHARGES; ADVERTISING AND RELATED REVENUES. All revenues generated from the Malls (including advertising and related revenues) which are required to be divided between StoresOnline and Reseller pursuant to Section 3d hereof shall be invoiced and collected by StoresOnline. StoresOnline shall thereafter forward all amounts due, if any, to Reseller (net 30 days) at the address provided on the signature page hereto, together with a statement setting forth the total amount collected, the amounts payable to Reseller and the total amount remitted. Notwithstanding the foregoing, in the event that Reseller shall collect any such Mall Revenues covered by this Section 6d, Reseller shall thereafter forward all amounts due, if any, to StoresOnline (net 30 days) at the address provided on the signature page hereto, together with a statement setting forth the total amount collected, the amounts payable to Reseller and the total amount remitted.

    7. REAL TIME PAYMENT PROCESSING. In the event that a customer wishes to use the StoresOnline real-time credit card payment processing option, such customer must establish a customer account with an FDIC network bank and must open an account with a participating credit-card processor.

    8.  DISCLAIMER OF WARRANTIES AND LIMITATIONS OF LIABILITY.

        a. DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO, AND STORESONLINE EXPRESSLY DENIES, REJECTS AND DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF THE CORRECTNESS, ACCURACY, PRECISION, TIMELINESS OR COMPLETENESS OF ANY INFORMATION OR SERVICES PROVIDED HEREUNDER.

        b. LIMITATION OF LIABILITY. NEITHER PARTY, NOR ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH THE ORIGINAL PARTY , ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAS NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS OR ERRORS IN THE TRANSMISSION OR DELIVERY OF THE SERVICES, OR ANY DATA PROVIDED AS A PART OF THE SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ORIGINAL PARTY. IN ALL CASES ARISING FROM EVENTS OCCURRING DURING THE TERM, WHETHER BASED UPON TORT, CONTRACT, WARRANTY, INDEMNITY, CONTRIBUTION OR OTHERWISE, DAMAGES SHALL BE LIMITED TO, AND EACH PARTY AGREES NOT TO MAKE ANY CLAIM OR CLAIMS EXCEEDING TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), REGARDLESS OF HOW MANY CLAIMS SUCH PARTY MAY HAVE; PROVIDED, HOWEVER, THAT THE DOLLAR LIMITATION SET FORTH IN THIS SENTENCE SHALL NOT APPLY TO MONIES DUE TO RESELLER IN CONNECTION WITH ANY OF THE ACCOUNTS ESTABLISHED

PURSUANT TO THIS AGREEMENT NOR TO CLAIMS FOR INDEMNIFICATION PURSUANT TO SECTION 8e. IN ADDITION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES WHICH THE OTHER PARTY OR SUCH THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT OR UTILIZING THE SERVICES, REGARDLESS OF WHETHER THE ORIGINAL PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        c. TIME FOR MAKING CLAIMS. ANY SUIT OR ACTION BY RESELLER AGAINST STORESONLINE, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN TWO (2) YEARS OF THE MANIFESTATION OF THE FIRST OCCURRENCE GIVING RISE TO SUCH CLAIM OR BE FOREVER BARRED. THIS PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF STORESONLINE'S LIABILITY SET FORTH IN THIS
SECTION 8 OR ELSEWHERE IN THIS AGREEMENT.

        d. DISCLAIMER. THE WARRANTIES AND CONDITIONS SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF STORESONLINE HEREUNDER ARE IN LIEU OF, AND RESELLER HEREBY WAIVES, ALL EXPRESS AND IMPLIED WARRANTIES AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. IN NO EVENT SHALL STORESONLINE'S LIABILITY FOR ANY CLAIM ASSERTED BASED ON A VIOLATION OF WARRANTY OR CONDITION EXCEED THE AMOUNT PAID BY RESELLER TO STORESONLINE FOR THE AFFECTED ITEM OF SERVICES.
       e. INFRINGEMENT. StoresOnline shall indemnify and hold Reseller harmless from and against any claims by third parties pertaining to the infringement of U.S. copyrights, trademarks or patents arising out of Reseller's use of any of computer programs or software products utilized by StoreOnline to provide the Services as authorized hereunder, provided that such computer programs or software products have not been altered, revised or modified by Reseller in a manner that causes the alleged infringement, and further provided that: (i) Reseller promptly notifies StoresOnline in writing of such claim; (ii) StoresOnline shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; (iii) Reseller cooperates with StoresOnline in every reasonable way to facilitate the settlement or defense of such claim; and (iv) should such Services become or, in StoresOnline's opinion, be likely to become, the subject of an infringement claim, Reseller shall permit StoresOnline, at StoresOnline's expense, to (1) procure for Reseller the right to continue using such Services, or (2) replace or modify the same to become functionally equivalent yet non-infringing, or (3) upon the failure of (1) and (2) above, terminate, without penalty, Reseller's use of the affected Services, in which event StoresOnline shall refund to Reseller on a pro-rata basis any prepaid amounts related thereto. Notwithstanding the foregoing, StoresOnline shall not be liable to indemnify Reseller for any claims of infringement by third parties arising solely out of the contents of the Malls or any of the third party merchants' storefronts contained therein provided by Reseller or any of its end-user customers.

        f. INDEMNIFICATION. Each party, its directors, officers, affiliates, employees and agents shall indemnify and hold harmless the other party, its directors, officers, affiliates, employees and agents, from and against any and all third party claims of up to an aggregate amount of twenty-five thousand dollars ($25,000) for any loss or damage resulting or arising solely from circumstances or events reasonably within the control of the indemnifying party; PROVIDED, HOWEVER, that the claim limitation set forth in the preceding sentence shall not apply to monies due to the indemnified party (for claims other than indemnification claims under this Section 8f) pursuant to the terms of this Agreement.

    9. AUDIT RIGHTS. Upon ten (10) days prior written notice, each party shall be entitled, at its own expense and during normal business hours, to review and audit the books and records of the other party related to this Agreement at the corporate offices of such other party; PROVIDED, HOWEVER, that neither party shall not be entitled to exercise its audit right under this Section 9 during the first six (6) months of the Term or any more than once every six (6) months during the term of this Agreement. Any claim against the audited party for additional payments must be made in writing within sixty (60) days of the auditing party's completion of the audit, or such party shall forever and conclusively have waived its right (whether known or unknown) to collect any shortfalls from the audited party for the period audited. All information obtained pursuant to any audit shall be deemed to be Confidential Information and shall be treated as such by the auditing party.

    10. DEFAULT.

        a. RESELLER'S DEFAULT. The failure by Reseller to make any payment required hereunder or a material breach by Reseller of its obligations hereunder shall constitute an event of default by Reseller. Upon the occurrence of an event of default, StoresOnline shall provide Reseller with written notice specifying the nature of such default. If Reseller has not cured such default within thirty (30) days after receipt of such notice, StoresOnline may, at its sole discretion, terminate this Agreement and/or seek any other available remedies available at law or in equity; PROVIDED, HOWEVER, that the cancellation of this Agreement shall not prevent Reseller from reselling the Services (and sublicensing the software component thereof) previously paid for by Reseller and sublicenses previously granted by Reseller pursuant hereto shall not be affected by such termination.

        b. STORESONLINE'S DEFAULT. The failure by StoresOnline to make any payment required hereunder or a material breach by StoresOnline of its obligations hereunder shall constitute an event of default by StoresOnline. Upon the occurrence of an event of default by StoresOnline, Reseller shall provide StoresOnline with written notice specifying the nature of such default. If StoresOnline fails to cure such default within sixty (60) days after receipt of such notice, Reseller may, at its sole option, terminate this Agreement and/or seek any other available remedies available at law or in equity.

        c. INSOLVENCY. The commencement of any proceeding (voluntary or involuntary) in bankruptcy or insolvency by or against either party hereto, or the appointment (with or without the party's consent) of an assignee for the benefit of creditors or a receiver with respect to either party hereto shall constitute an event of default hereunder, and the non-defaulting party may elect to terminate this Agreement immediately.

    11. DISPUTE RESOLUTION.

        a. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this Section 11 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this Section 11, a "DISPUTE" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as provided in Section 11e below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

           (1) The complaining party will notify the other party in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

           (2) In the event that such matter remains unresolved for thirty (30) days after the delivery of the complaining party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

           (3) In the event that the meeting or conference specified in (2) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

           (4) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with Section 11b below.

        b. Except as provided in Section 11e below, any dispute arising under this Agreement shall, after utilizing the procedures in Section 11a above, be resolved by final and binding arbitration in Long Beach, California, before a single arbitrator selected by, and in accordance with, the rules of commercial arbitration of the American Arbitration Association. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator.

        c. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

        d. Either party may apply to a court of general jurisdiction to enforce an arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including reasonable attorneys' fees.

        e. Notwithstanding the provisions of Sections 11a and 11b above, any action by StoresOnline to enforce its rights under Section 12e of this Agreement or to enjoin any infringement of the same by Reseller may, at StoresOnline's election, be commenced in the state or federal courts of California, and Reseller consents to personal jurisdiction and venue in such courts for such actions.

    12. GENERAL.

        a. ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY. This Agreement constitutes the entire agreement between StoresOnline and Reseller and supersedes all previous understandings, negotiations and proposals, whether written or oral. This Agreement may not be altered, amended or modified except by an instrument in writing signed by duly authorized representatives of each party. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such unenforceable provision had not been contained herein.

        b. FORCE MAJEURE. Notwithstanding anything contained herein to the contrary, neither party shall be liable to the other for delays or failures to perform an obligation to the other hereunder if such delay or failure to perform is due to any act of God, acts of civil or military authority, labor disputes, fire, riots, civil commotion's, sabotage, war, embargo, blockage, floods, epidemics, delays in transportation, inability beyond StoresOnline's reasonable control to obtain necessary labor, materials or manufacturing facilities, or when due to governmental restrictions, including the inability of StoresOnline to obtain appropriate U.S. export license approval or the subsequent suspension of same. In the event of any such delay or failure, the parties shall have an additional period of time equal to the time lost by reason of the foregoing in which to perform hereunder.

        c. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without regard to principles of choice of law.

        d. ASSIGNMENT. Reseller shall not assign this Agreement or any rights hereunder without the prior written consent of StoresOnline, which consent shall not be unreasonably withheld. StoresOnline may assign this Agreement to a subsidiary or affiliate corporation.

        e. DISCLOSURE OF INFORMATION. Each party hereto acknowledges that, in the course of meeting its obligations under this Agreement, it will obtain information relating to the other party, which is of a confidential and proprietary nature ("PROPRIETARY INFORMATION"). Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, personally identifiable and aggregate customer information, financial information, and sales and marketing plans.

        Each party shall at all times during the term of this Agreement and for three years after its termination, keep in confidence and trust from any person or entity, all Proprietary Information of the other party and shall not disclose or use such Proprietary Information without the prior written consent of the party which owns such Proprietary Information, unless compelled to disclose such Proprietary Information by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law. In the event that a party is compelled to disclose Proprietary Information by judicial or administrative process, it will notify the other party immediately in order to provide the other party the opportunity to contest such disclosure. Upon termination of this Agreement, each party shall promptly return to the other party all Proprietary Information under its control and all copies thereof.

        Neither party shall disclose the specific terms of this Agreement to any third parties except as may be mutually agreed or as required by law or the order of a court of competent jurisdiction.

        The above limitations on disclosure of Proprietary Information shall not apply to information which becomes publicly available through no act of the disclosing party, is released by the owning party in writing with no restrictions, is lawfully obtained by the disclosing party without breach of this Agreement from third parties without obligations of confidentiality, is previously known by the disclosing party without similar restrictions as shown by documents in its possession prior to disclosure or is independently developed by the disclosing party.

        f. COMPLIANCE WITH LAW. Reseller shall comply with all applicable law the violation of which would have a material adverse effect on StoresOnline or its business, including, without limitation, the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States Department of Commerce and any export control regulations of the United States and those countries involved in transactions concerning the exporting, importing and re-exporting of Services purchased under application of these terms and conditions. Reseller shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify StoresOnline from violations of such act by Reseller. This provision shall survive any termination or expiration of the Agreement.

        g. EXERCISE OF REMEDIES. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.

        h. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

        i. HEADINGS. Headings contained in this Agreement are for convenience only, are not a part of this Agreement, and do not in anyway interpret, limit or amplify the scope, extent or intent of this Agreement or any of the provisions hereof.

        j. REGULATORY APPROVAL. Reseller warrants that the Services and the Malls, when utilized with its own products, will comply with all applicable industry and governmental standards and requirements. StoresOnline assumes no responsibility or liability for these governmental and regulatory standards or requirements, which liability and responsibility is assumed entirely by Reseller. Upon request, StoresOnline will provide copies of regulatory approvals to Reseller.

        k. STORESONLINE BRANDING. StoresOnline shall have the right to place a "POWERED BY NETGATEWAY" or "POWERED BY STORESONLINE" byline in a prominent mutually agreed upon location on each storefront site and on each Mall site.

        l. PUBLICITY. StoresOnline (or its parent company, Netgateway, Inc.) shall have the right to inform its customers and the public that StoresOnline has entered into this Agreement with Reseller; provided, however, that any such press release or public statement shall not be issued without the prior written approval of Reseller, which approval shall not be unreasonably withheld; and provided, further, that Reseller shall notify StoresOnline of its decision to approve, or not approve, such a release or statement within two (2) business days after receiving a request for approval from StoresOnline or will thereafter have automatically been deemed to have approved such release or statement by virtue of having not informed StoresOnline of Reseller's decision within such period. Each party may use the other's name, an identifiable mark or the name of its customers in marketing the Services and the development of the Malls and may link to each other's websites only with the prior written approval of the other party, but neither party will perform any actions which will harm the other's or its customers name and reputation.

        m. NOTICES. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other party. All facsimile notices shall be confirmed by written notice mailed, as provided above, within five (5) days of the date of the facsimile is sent. Once confirmed, the notice shall be effective as of the date of the facsimile.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth herein.

    STORESONLINE.COM, INC., A CALIFORNIA CORPORATION

    By    /s/ Donald M. Corliss, Jr.
          --------------------------

    Name:   Donald M. Corliss, Jr.

    Its:    Authorized Agent


    NETGATEWAY, A NEVADA CORPORATION

    By    /s/ Donald M. Corliss, Jr.
          --------------------------

    Name:   Donald M. Corliss, Jr.

    Its:    President


Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
Telephone:  (562) 308-0010
Facsimile:  (562) 308 0021


 CABLEREP, INC.

    By    /s/ William Farina
          --------------------------

    Name:   William Farina

    Its:    Vice President of Advertising Sales


Address for Notices: Debbie Mullin
Director of New Business Development
CableRep, Inc.

Address: 1400 Lake Hearn Drive
Atlanta, GA  30319

Telephone: (800) 241-1084
Facsimile:
E-mail Address:

StoresOnline Sales Representative:  Alex Chaffetz

                                    ADDENDUM


NAME OF RESELLER:     CABLEREP, INC.

TYPE ENTITY:          CORPORATION

DATE OF AGREEMENT:    APRIL  18, 2000

DESCRIPTION OF RESELLER'S BUSINESS: MARKETING SPOT ADVERTISING TIME ON CABLE TELEVISION NETWORKS.


STOREFRONT SERVICES -- STANDARD
FEATURE SET

CATALOGS
--   International Currencies
--   Weight Units: Kilograms, Grams, Pounds and Ounces
--   Sending Methods: Internet, Fax/Mail and Phone
--   Faxed Internet Orders
--   Payment Methods: VISA, MasterCard, American Express, Discover and JCB
--   Custom Payment Methods
-- Standard Shipping Destinations: United States, Canadian Provinces and World Countries
--   Custom Shipping Destinations
--   Multiple Shipping Methods and Regions
--   Shipping Formula Variables: Quantities Ordered, Weight and Subtotal
--   Shipping Formula Functions:  Minimum, Maximum and Range
--   Custom Tax Rates
-- Custom Survey Questions: Long Answer, Short Answer, Multiple Choice and Single Choice
--   Custom Subtotal Items:  Fixed, User Enterable and Optional
--   Users and Passwords


CATEGORIES
--   Unlimited Categories
--   Full Description
--   Image


PRODUCTS
--   Base Item Number
--   Description; Full Description
--   Image
--   Price
--   Sale Price
--   Unique Sale Price for Each Catalogue
--   Non-Taxable Products
--   Weight
--   Category
--   Multiple Product Options (i.e., Color, Size)
--   Multiple Product Option Items (i.e., Red, Green, Blue)
--   Custom Item Numbers based on Options
--   Custom Pricing based on Options
--   Option Conflicts
--   Quantity Discounts
--   Links to Related Items
--   Links to other URL's
--   Preview product pages
--   Generated HTML code to copy and paste into existing sites
--   Graphical pricing for easy integration into existing sites
--   Import product information from a test-delimited file


ORDERS
--   E-mail notification of new orders
--   Order Status
--   Waybill Number and Shipper
--   Custom Notes
--   End-user Order Tracking
--   Export Order Information


STORESONLINE POINT OF SALE
--   Multiple Merchant Numbers
--   Automatic authorization of orders sent over the Internet
--   Manual Authorizations
--   Credits
--   Automatic Settlement
--   Freeze and Thaw Transactions


STORESONLINE HOSTING
--   Home Page Builder
--   Unique URL
--   10 MB Free
--   Virtual hosting of existing domain names
--   Professionally designed templates
--   Customize your own templates


STORESONLINE SEARCH
--   Full Text Search Engine
--   Full Word Listing
--   Phrase or Boolean Searching
--   Re-index your site anytime
--   Integrate into existing sites


PRICING FOR STOREFRONT SERVICES:

UP TO 100 PRODUCTS:

    MONTHLY BASE WHOLESALE PRICE:   [REDACTED]


101 TO 300 PRODUCTS:

    MONTHLY BASE WHOLESALE PRICE:   [REDACTED]


301 TO 1000 PRODUCTS:

    MONTHLY BASE WHOLESALE PRICE:   [REDACTED]



ONE TIME STORE SET-UP FEE:

UP TO 100 PRODUCTS

    MONTHLY BASE WHOLESALE PRICE    [REDACTED]


    ADDITIONAL SERVICES BEYOND THE STANDARD STORESONLINE PACKAGE, SUCH AS CUSTOM STOREFRONT DESIGN WORK, MAINTENANCE AND ADDITIONAL PRODUCT LISTINGS, MAY BE SOLD DIRECTLY TO MERCHANTS AT STORESONLINE'S STANDARD HOURLY RATES FOR SUCH WORK AND SUCH REVENUE SHALL BE [REDACTED].

MALL SITE DEVELOPMENT AND PRICING

         1.       MALL DEVELOPMENT.

         (a) StoresOnline shall develop, manage, maintain and host the Malls, which shall be branded around the Reseller name, brand and image. The Malls shall include an appropriate URL address, four to eight featured products from various Reseller and third party advertisers, additional Reseller and non-Reseller advertiser stores and products catalogued with text references, and links to top tier eTailer sites (e.g., Amazon.com). The Malls shall also include an appropriate search engine, commerce functionality, banner and other appropriate advertising space, and such other features as both parties shall reasonably direct. The Malls shall be available in each cable market where Reseller has launched the sale of the Services pursuant to this Agreement. The first Mall(s) shall be accessible and fully functional by May 1, 2000 or such earlier date as may be mutually agreed by the parties.

         (b) Additional Malls may be launched pursuant to this Agreement upon Reseller's written notice to StoresOnline of its intention to launch a Mall in a particular broadcast/cable market. Each additional Mall shall be operational within fourteen (14) business days of StoresOnline's receipt of a written notice of launch by Reseller. Customer storefronts developed pursuant to this Agreement shall be operational within fourteen (14) business days of StoresOnline's receipt from a storefront customer of a completed storefront application(s) and any other information required to complete such storefront, including, without limitation, information related to custom development services required by such customer.

         2.       MALL PRICING; STOREFRONT PRICING.

         (a) [REDACTED]

         (b) Reseller shall be entitled to all revenue generated by the storefront Services and all associated television advertising revenue sold; PROVIDED, HOWEVER, that StoresOnline shall be entitled to: (a) a one-time Store Setup Fee of [REDACTED] for each storefront completed pursuant to this Agreement; and (b) the Monthly Base Wholesale Price for each active Reseller storefront designated as such by Reseller, which amounts shall be payable in accordance with the terms of this Agreement. Additional services beyond the standard StoresOnline package, such as custom storefront design work, maintenance and additional product listings, may be sold directly to merchants at StoresOnline's standard hourly rates for such work and such revenue generated by the additional services [REDACTED]

         3.       MALL REVENUES.

         (a) In addition to the Service revenues generated from the sale of storefronts and monthly store revenues, the parties anticipate that the Malls shall generate multiple revenue streams ("MALL REVENUES"). All Net Mall Revenues shall be divided on [REDACTED] basis between StoresOnline and the Reseller. The parties hereto shall mutually agree to pricing for any Mall Revenues generated directly by either party, and such Net Mall Revenues shall be [REDACTED] between the two parties. For purposes of this provision, "NET MALL REVENUE" shall mean gross Mall Revenues received from all existing and future revenue streams generated by the Malls less any contractual fees, commissions and other charges due from StoresOnline to third parties in connection with the generation of such Mall Revenues, including, but not limited to, commission fees for banner advertising placements and affiliate sales programs.

         (b) Under the terms of this Agreement, additional Mall Revenues may also be derived by aggregating distribution across multiple malls in the StoresOnline mall network (including the Malls)(collectively, "MALL NETWORK REVENUES"). StoresOnline shall be entitled to an aggregated [REDACTED] of all properly documented Net Mall Network Revenues, and Reseller shall be entitled to a pro rata share of the remaining [REDACTED] of all such Net Mall Network Revenues [REDACTED] For purposes of this provision, "NET MALL NETWORK REVENUES" shall mean gross Mall Network Revenues less any contractual fees, commissions and other charges due from StoresOnline to third parties in connection with the generation of such Mall Network Revenues, including, but not limited to, commission fees for banner advertising placements and affiliate sales programs.

         4. PROMOTION. StoresOnline shall produce two thirty-second television commercials promoting the Malls and the Services. Reseller, at its sole expense, shall cablecast the commercials produced by StoresOnline a combined minimum of five hundred times per broadcast month, per broadcast market, in each broadcast market where the Malls are fully functional, and shall continue to cablecast such commercials for the term of this Agreement. In the event that Reseller elects to create additional commercials to promote the Malls and Services, Reseller shall do so at its own expense and shall receive StoresOnline's written approval of such commercials, which approval shall not be unreasonably withheld.

         5. MISCELLANEOUS. Reseller acknowledges and agrees that StoresOnline intends to market independently the Services through various other cable television companies and, subject to the limitations of Section 1b of the Cable Reseller and Mall Agreement between StoresOnline and Reseller, other reseller relationships in which Reseller shall have no participation.

                                    EXHIBIT A


                        STANDARD LICENSE AGREEMENT TERMS

         1. LICENSE. This License allows you to use any software associated with the provision of the Services.

         2. RESTRICTIONs. You may not use, copy, modify or transfer the program, or any copy, modification or merged portion, in whole or in part, except as expressly provided for in this License. If you transfer possession of any copy, modification or merged portion of the program to another party, your License is automatically terminated.

         3. TERM. The License is effective until terminated. You may terminate it at any other time by notifying Reseller of your intent to do so. The License will also terminate upon the occurrence of certain events set forth elsewhere in this Agreement. Upon such termination, you agree to destroy the program together with all copies, modifications and merged portions in any form.

         4. EXPORT LAW ASSURANCES. You agree that neither the pogrom nor any direct product thereof is being or will be shipped, transferred or re-exported, directly or indirectly, into any country prohibited by the US Export Administration Act and the regulations thereunder or will be used for any purpose prohibited by the Act.

         5. LIMITED WARRANTY. The program is provided "AS IS" without warranty of any kind, either expressed or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose. The full text of the warranty is provided in the user manual

         6. LIMITED LIABILITY. In no event will StoresOnline or Reseller be liable to you for any damages, including any lost profits, lost savings or other incidental or consequential damages arising out of the use or inability to use such program even if StoresOnline or Reseller has been advised of the possibility of such damages, or for any claim by any other party.

         7. GENERAL. If you are a Government end-user, this License conveys only "RESTRICTED RIGHTS," and in its use, disclosure and duplication are subject to Federal Acquisition Regulations, subparagraph (c)(1)(11) 52.227-7013. (See U.S. Government End-User provisions in manual.) This License will be construed under the laws of the State of California, except for that body of law dealing with conflicts of law. If any provision of the License shall be held by a court of competent jurisdiction to be contrary to law, that provisions shall be enforced to the maximum extent permissible, and the remaining provisions of this License shall remain in full force and effect.